UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13305	75-1971716
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 684-3727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As part of an overall general and administrative expense budget reduction in the annualized amount of approximately $1.5 million, upon recommendation made by management of Parallel Petroleum Corporation, or “Parallel”, on April 29, 2009, the Compensation Committee of the Board of Directors of Parallel Petroleum Corporation approved 10% reductions in the annual base salaries of all of Parallel’s executive officers. Upon the effective date of the salary reductions, June 1, 2009, the annual base salaries of Parallel’s executive officers will be reduced as follows:

Name and Position	Annual Base Salary

Larry C. Oldham President and Chief Executive Officer	From $364,000 to $327,600

Donald L. Tiffin Chief Operating Officer	From $312,000 to $280,800

Steven D. Foster Chief Financial Officer	From $260,000 to $234,000

John S. Rutherford Vice President of Land and Administration	From $197,600 to $177,840

Eric A. Bayley Vice President of Corporate Engineering	From $197,600 to $177,840

In addition to the salary reductions, Mr. Oldham’s membership in two clubs was voluntarily relinquished; Mr. Foster’s membership in one club was voluntarily relinquished; and Mr. Rutherford’s membership in one club was voluntarily relinquished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham
Larry C. Oldham, President and Chief Executive Officer

Dated: May 4, 2009